Exhibit 99.1

September 25, 2020

Asta Funding, Inc. Receives Stockholder Approval for Going-Private Transaction

Asta Funding, Inc. (NASDAQ: ASFI) (“Asta” or the “Company”) announced that at a virtual special meeting of stockholders held earlier today, the Company’s stockholders voted to adopt the merger agreement pursuant to which the Company would become a wholly-owned subsidiary of Asta Finance Acquisition Inc. (the “Merger”). The transaction was previously announced on April 8, 2020.

Approximately six million shares voted at the special meeting were voted in favor of the proposal to adopt the merger agreement, representing over 91% of the outstanding shares of Asta’s common stock entitled to vote at the special meeting. Such approval also represented the approval of the Merger by an affirmative vote of the majority of the minority stockholders, which includes stockholders other than Gary Stern and members of the Stern Group. The Company will file the final vote results with the Securities and Exchange Commission (the “SEC”) on a Form 8-K.

Under the terms of the merger agreement, Asta Funding Inc.’s stockholders will be entitled to receive $13.10 per share in cash upon completion of the merger, which remains subject to the satisfaction of customary closing conditions.

The transaction is expected to close during the week of September 28, 2020. Upon closing of the transaction, Asta’s common stock will cease trading on the NASDAQ Global Select Market, and Asta will continue to be operated as an independent, privately-held company and will remain based in Englewood Cliffs, New Jersey.

Advisors

Lincoln International LLC is serving as financial advisor to the Special Committee, Tannenbaum Helpern Syracuse & Hirschtritt LLP is serving as legal counsel to the Special Committee, and Troutman Pepper Hamilton Sanders LLP is serving as legal counsel to the Company.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, Asta’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are sometimes identified by their use of the terms and phrases such as “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such terms and other comparable terminology. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of Asta. Actual results may differ materially from current projections.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including but not limited to, the ability of the parties to consummate the Merger; satisfaction of closing conditions to the consummation of the Merger; the impact of the announcement or the closing of the Merger on the Asta’s relationships with its employees, existing customers or potential future customers; litigation and stockholder claims related to and in connection with the Merger; and the ability to realize anticipated benefits of the Merger. Further information on the factors and risks that could affect Asta’s respective businesses, financial conditions and results of operations are contained in Asta’s filings with the SEC, which are available at www.sec.gov. Forward-looking statements contained in this press release speak only as of the date hereof. Asta assumes no obligation to update any forward-looking statement contained in this press release.

About Asta

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of three complementary business segments: consumer receivables, social security disability advocacy and personal injury claims. For more information, please visit http://www.astafunding.com.

For more information:

Seth Berman

General Counsel

(201) 308-9301

sberman@astafunding.com

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